UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2011

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 16, 2011, the Board of Directors of the Federal Home Loan Bank of New York (the "FHLBNY") approved various amendments to its Code of Business Conduct and Ethics (the "Code").

A new Section C 5 b v was added to the Code to make it clear that employees may continue to hold onto stock in companies that later decide to join the FHLBNY as members under certain conditions.

In addition, language was added to the Code in Section C 5 b to make it clear that, with regard to the foregoing types of interests, and other similar permitted interests in a FHLBNY member, employees who have such interests must recuse themselves from any FHLBNY decision relating solely to such member. Also, any disposition of financial interests in a member institution that are otherwise permitted must comply with the prohibitions against insider trading contained in Section 13 of the Code. Further, employees must disclose to a FHLBNY Ethics Officer when interests in member institutions permitted under Sections C 5 b ii) through v) of the Code are acquired, and also advise an Ethics Officer before such interests are disposed.

The foregoing summary of amendments is qualified in its entirety by reference to the full text of the Code as amended and restated, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05.

The Code in general applies to all of the FHLBNY’s officers, directors and employees. The Code has been posted in the Corporate Governance section of the FHLBNY’s website at www.fhlbny.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1 Revised edition of FHLBNY Code of Business Conduct and Ethics as of June 16, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

June 21, 2011	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

14.1	Revised edition of FHLBNY Code of Business Conduct and Ethics as of June 16, 2011.